EXHIBIT 10.5

          Datamarine International, Inc. 2001 Stock Incentive Plan

      SECTION 1. Purpose. The purpose of this 2001 Stock Incentive Plan (this "Plan") is to provide a means for Datamarine International, Inc. (the "Company") to continue to attract, motivate and retain selected employees, officers, independent contractors, consultants, advisors and directors, and to encourage a sense of ownership in the Company by granting such individuals any or all of the following: ISOs, nonqualified stock options, stock appreciation rights, stock bonuses, and offering the opportunity to purchase restricted stock. These grants, rights and options in Company stock are designed to provide these individuals with greater incentive for their service to the Company by linking their interests in the success of the Company with the those of the Company and its shareholders.

      SECTION 2. Effective Date. Subject to Section 19, this Plan is effective December 12, 2000 (the "Effective Date").

      SECTION 3. Stock Subject to This Plan. The stock issuable under this Plan is the Company's common stock (the "Common Stock"), either authorized but unissued, or reacquired by the Company.

            3.1 Amount. Subject to adjustment under Section 12.1, the maximum amount of Common Stock which may be issued for Stock Incentives under this Plan is 625,000 shares, as such Common Stock was constituted on the effective date of this Plan.

            3.2 Returned Shares. If any outstanding Stock Incentive (as defined under Section 4.1) expires, or is exchanged, canceled or terminated for any reason without having been exercised or realized in full, then the unpurchased or unissued shares subject to such Stock Incentive shall again be available for issuance under this Plan. If a Recipient forfeits, or the Company repurchases, stock subject to or issued under a Stock Incentive, then the forfeited or repurchased stock shall again be available for issuance under the Plan.

            3.3 Determination of Fair Market Value. The "Fair Market Value" per share of the Common Stock for purposes of this Plan means the closing price of Datamarine stock on the OTCBB or other stock exchange on a given day or, if the Common Stock is not traded on such exchange, the price shall be determined by the Administrator by (a) averaging the price of Common Stock that has been sold to third parties in arms-length transactions within the past six months, (b) the recommendation of an external consultant, or (c) in good faith.

      SECTION 4.  Stock Incentives and Eligible Participants.

            4.1 Types. Subject to Section 5, the Administrator is authorized to, from time to time, take the following actions, separately or in any combination, under this Plan:

            *     grant "Incentive Stock Options" ("ISOs"), as defined in
                  Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and as provided in Section 6;

            * grant options that do not qualify as an ISO ("NQSOs") as provided in Section 6;

            * award shares of the Company's common stock as bonuses ("Stock Bonuses") as provided in Section 7;

            * sell or grant shares of the Company's common stock subject to certain restrictions ("Restricted Stock") as provided in Section 8; and

            * grant the Recipient the right to receive the appreciation between the Fair Market Value of a specified number of shares of Common Stock on the Grant Date and on the date of exercise ("Stock Appreciation Rights") as provided in
                  Section 9,

      (collectively, "Stock Incentives").

            4.2 Eligible Participants. The following persons may be eligible to receive Stock Incentives ("Eligible Participants"): employees, officers, independent contractors, directors, Board advisors, trustees or consultants who render services to the Company, except that:

                  4.2.1 no person is eligible to receive Stock Incentives as compensation paid in connection with any capital raising transaction on behalf of the Company, and

                  4.2.2 only employees of the Company, at the time the Option is granted (the "Grant Date"), shall be eligible to receive ISOs under this Plan. Members of the Board shall not be eligible to receive ISOs unless they are also employees of the Company.

      The determination as to whether a person is an Eligible Participant will be made by the Administrator, in its sole discretion, and the decision will be binding and final. Individuals who receive any type of Stock Incentive are referred to as "Recipients" throughout this Plan.

            4.3 Terms and Conditions. The terms and conditions of Stock Incentives granted under this Plan need not be identical in any respect, even when grants are made simultaneously or to persons with the same or similar status.

      SECTION 5. Administration. The Board of Directors of the Company (the "Board") or a committee of one or more persons appointed by the Board will administer this Plan (either, the "Administrator"). However, if a committee is appointed, the Board shall have exclusive authority to: (a) designate the amount and type of Stock Incentives that the Administrator may grant or issue to Eligible Participants from time to time under this Plan and the type of Eligible Participants who may receive such Stock Incentives,
(b) amend or terminate this Plan as provided in Section 18, (c) remove members from, add members to, and fill any vacancies in, the Administrator, and (d) approve the grant of Stock Incentives covering more than 100,000 shares of Common Stock.

            5.1 Procedures. If the Administrator is a committee composed of more than one member, the committee may designate one of its members as chairperson. The Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Administrator present at meetings at which a quorum exists, or acts approved in writing by all Administrator members, shall be valid acts of the Administrator.

                  5.1.1 Grants to Administrator. If the Administrator is one person, then Stock Incentive grants to the Administrator must be approved by a majority of the full Board, not including the vote of the proposed recipient. If the Administrator is a committee, then Stock Incentive grants to one of its members must be approved by the majority vote of the other committee members, without counting the vote of the proposed recipient. However, the proposed recipient may be counted in determining the presence of a quorum at the committee or Board meeting.

                  5.1.2 Grants to Board Members. Issuance of Stock Incentives to members of the Board shall be governed by the provisions of Washington RCW 23B.08.700 through RCW 23B.08.730. If the Board or the Administrator deems it advisable to do so, they shall comply with RCW 23B.08.720 or RCW 23B.08.730 in issuing such Stock Incentives.

            5.2 Responsibilities. Except as stated elsewhere in this Plan, the Administrator shall have full discretionary authority to determine all matters relating to Stock Incentives, including but not limited to:

            *     select Eligible Participants to receive Stock Incentives;

            *     set the number of shares subject to each Stock Incentive;

            *     set the consideration to be paid, if any, for any Stock
                  Incentive;

            *     set or accelerate any vesting or forfeiture schedule;

            *     accelerate the exercise date;

            * waive or modify any restriction applicable to stock (except those imposed by law); and

            *     determine any other terms and conditions.

      The Administrator shall periodically report to the Board the names of persons granted Stock Incentives, the number of shares covered by each Stock Incentive, and the terms and conditions of each Stock Incentive. The Administrator may from time to time adopt and amend rules and regulations relating to the administration of the Plan, and make other determinations in the judgment of the Administrator that are necessary or desirable for the administration of the Plan.

            5.3 Plan Construction and Interpretation. Subject to Section 5.4, the Administrator may correct any defect, supply any omission, or reconcile any inconsistency (a) within the Plan, (b) between the Plan and any related agreement, or (c) between the Plan and any rule or regulation promulgated under the Plan, in the manner and to the extent the Administrator shall deem appropriate to carry out the Plan. The Administrator's interpretation or construction of any such Plan provision, related agreement, rule or regulation shall be final, conclusive and binding on all interested parties, so long as such interpretation and construction with respect to ISOs correspond to the requirements of Section 422 of the Code and applicable regulations.

            5.4 Amendment of Stock Incentives. The Administrator may modify or amend outstanding Stock Incentives granted under this Plan. The modification or amendment of an outstanding Stock Incentive shall not, without the consent of the Recipient, impair, diminish or terminate any of the rights of the Recipient or any of the obligations of the Company under such Stock Incentive, except as otherwise provided in this Plan. However, unless the Recipient agrees otherwise, any changes or adjustments made to outstanding ISOs granted under this Plan shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause any ISO issued hereunder to fail to continue to qualify as an ISO as defined in Code Section 422(b).

      SECTION 6.  General Rules Relating to Options.  Except as provided in
Section 6.5, the provisions of this Section 6 apply to both ISOs and NQSOs (together, "Options"):

            6.1 Option Agreement. The terms and conditions of Options shall be evidenced by an agreement executed by the Recipient and the Company (the "Option Agreement"). The Option Agreement shall:

            *     specify whether the Option is an ISO or a NQSO,

            *     incorporate this Plan by reference,

            *     contain a termination date for the Option,

            * set forth the schedule under which the Option shall be exercisable,

            * specify the maximum number of shares that may be purchased upon the exercise of each Option,

            * specify the price per share at which each Option is exercisable (the "Exercise Price"), and

            * contain any other terms, conditions, restrictions, representations and warranties required by the Administrator.

            6.2 Exercise Price. (a) An ISO's Exercise Price shall not be less than the Fair Market Value per share of the Common Stock as of the Grant Date. (b) The Administrator shall determine the Exercise Price of NQSOs.

            6.3 Term. The term of each Option shall be ten years from the Grant Date unless the Administrator establishes a shorter period of time.

            6.4 Vesting. The Administrator may grant fully vested Options or accelerate the time at which all or part of an Option may be exercised.

            6.5 Incentive Stock Option Provisions. ISOs are subject to the following terms and conditions, in addition to the other provisions of Section 6:

                  6.5.1 Greater than 10% Shareholders. If the Company grants ISOs to employees who own more than 10% of the total combined voting power of all classes of stock of the Company, the term of such ISOs shall not exceed five years and the Exercise Price shall be not less than 110% of the Fair Market Value of the Common Stock on the ISO's Grant Date. Stock ownership to be determined in light of the attribution rules set forth in Section 424(d) of the Code. This Section 6.5.1 shall control notwithstanding any conflicting terms contained in a Stock Option Agreement or any other document.

                  6.5.2 Limitation on Value. If the aggregate Fair Market Value of the Common Stock with respect to which the Recipient may exercise ISOs (under this Plan and any other incentive stock option plan) for the first time in any calendar year (within the meaning of Code Section 422) exceeds $100,000, then those Options beyond the $100,000 threshold shall be treated as NQSOs.

            6.6 Exercise. The Recipient shall exercise Options by delivering notice to the Administrator of the number of shares sought to be exercised ("Notice of Exercise"), together with payment of the Exercise Price. The Administrator shall determine the form of such Notice of Exercise and the manner of its delivery. Subject to any vesting schedule in the Stock Option Agreement and to any additional holding period required by law, the Recipient may exercise each Option in whole or in part, except that only whole shares will be issued pursuant to the exercise of any Option. The certificates representing the shares subject to the Options exercised shall bear any legends required by the Administrator and applicable law.

            6.7 Payment of Exercise Price. The Recipient shall pay the Exercise Price in full at the time the Recipient delivers a Notice of Exercise to the Administrator. Payment of the Exercise Price shall be in cash, by bank certified or cashier's check or by personal check (unless at the time of exercise the Administrator in a particular case determines not to accept a personal check). However, the Administrator may determine, as of the Grant Date for ISOs or at any time before exercise for NQSOs, that alternative forms of payment will be permitted, including installment payments on such terms as the Administrator may determine.

      SECTION 7. Stock Bonuses. The Administrator may award Stock Bonuses of Common Stock under the Plan. Shares awarded as a Stock Bonus shall be subject to the terms, conditions, and restrictions determined by the Administrator, including restrictions concerning transferability. However, the Administrator may not require the Recipient to pay any monetary consideration for the Stock Bonus other than amounts necessary to satisfy tax-withholding requirements as provided in Section 14. As a condition of delivering certificates representing shares subject to a Stock Bonus to the Recipient, the Administrator may require the Recipient to enter a stock bonus agreement executed by the Company and the Recipient ("Stock Bonus Agreement"), which may contain any terms, conditions, restrictions, representations and warranties required by the Administrator. For example, a Stock Bonus Agreement may provide that shares subject to the Stock Bonus will be forfeited unless the Recipient's employment continues for a specified duration.

      SECTION 8. Restricted Stock. The Administrator may issue Restricted Stock under the Plan in exchange for consideration (including promissory notes and services) and subject to terms and restrictions determined by the Administrator. The restrictions may concern transferability, repurchase, or forfeiture of the shares issued. As a condition of delivering certificates representing Restricted Stock to the Recipient, the Administrator may require the Recipient to enter an agreement executed by the Company and the Recipient ("Restricted Stock Agreement"), which may contain any terms, conditions, restrictions, representations or warranties required by the Administrator. For example, a Restricted Stock Agreement may provide that shares of Restricted Stock will be forfeited unless the Recipient's employment continues for a specified duration.

      SECTION 9. Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under this Plan either alone or in tandem with Options, as provided in this Section 9.

            9.1 Stock Appreciation Rights Agreement. Stock Appreciation Rights shall be subject to an agreement executed by the Company and the Recipient ("Stock Appreciation Rights Agreement"). The Stock Appreciation Rights Agreement may contain any terms, conditions, restrictions, representations and warranties required by the Administrator. The Stock Appreciation Rights Agreement shall specify whether the Stock Appreciation Right is granted alone or in tandem with an Option.

            9.2 Vesting. Any Stock Appreciation Right granted under this Plan shall vest according to the schedule set forth in the Stock Appreciation Rights Agreement. The Administrator may, in its sole discretion, grant fully vested Stock Appreciation Rights, specify a vesting schedule, or accelerate the time at which all or part of a Stock Appreciation Right or installment thereof may vest or be exercised.

            9.3 Exercise. The Recipient shall exercise a Stock Appreciation Right by delivering notice to the Administrator of the number of shares as to which the Recipient seeks to exercise its Stock Appreciation Right. The Stock Appreciation Rights Agreement shall determine the form of such notice and the manner of its delivery. Subject to the vesting and exercise provisions described in the Stock Appreciation Rights Agreement, the Recipient may exercise each Stock Appreciation Right in whole or in part, except that only whole shares will be issued pursuant to the exercise of any Stock Appreciation Right.

            9.4 Tandem Arrangements. If a Stock Appreciation Right is granted in tandem with an Option, the following rules shall apply:

            * the Recipient may exercise a Stock Appreciation Right only to the extent and on the same conditions that the related Option could be exercised;

            * the Recipient may exercise a Stock Appreciation Right only when the Fair Market Value of the Common Stock exceeds the exercise price of the related Option;

            * the Stock Appreciation Right shall be for no more than 100% of the amount by which the Fair Market Value of the stock at the time of exercise exceeds the Option exercise price;

            * the Stock Appreciation Right expires no later than expiration of the underlying Option;

            * upon exercise of all or part of a Stock Appreciation Right, the corresponding Option or portion to which the Stock Appreciation Right relates terminates; and

            * upon exercise of all or part the Option, the related Stock Appreciation Right or portion terminates.

            9.5 Determination of Value. Upon exercise of a Stock Appreciation Right, the Company shall pay the Recipient an amount equal to: (a) the Fair Market Value of one share of Common Stock on the date of exercise, minus (b) the Fair Market Value of one share of Common Stock on the Grant Date, multiplied by (c) the number of shares covered by the Stock Appreciation Right or the Option that are being exercised. In the case of a Stock Appreciation Right granted in connection with an Option, the Company shall pay the Recipient (a) the Fair Market Value on the date of exercise of one share of Common Stock minus (b) the Exercise Price per share under the Option to which the Stock Appreciation Right relates.

            9.6 Payment of Stock Appreciation Rights. The Company's payment may be made in cash, in shares or a combination of both, at the discretion of the Administrator. Payment will typically be made in cash unless cash payment would (a) cause the Company to become insolvent or (b) preclude the accomplishment of a Liquidation Event. In such case, the Administrator may determine, at the time the Recipient exercises the Stock Appreciation Right, that all or part of the payment shall be made in shares of Common Stock. If the Company pays all or part of the exercised Stock Appreciation Rights with shares of Common Stock, then the Fair Market Value (at the time of issuance) of the total shares issued shall equal the value of the Stock Appreciation Right, as determined in Section 9.5, less any cash payment. However, no fractional shares may be issued upon the exercise of a Stock Appreciation Right. Any certificates representing shares of Common Stock issued, if any, shall bear any legends required by the Administrator and applicable law.

            9.7 Effect on Reserved Shares. Cash payments of Stock Appreciation Rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. Payment of an exercised Stock Appreciation Right in Common Stock shall reduce the number of shares of Common Stock reserved for issuance under the Plan.

      SECTION 10. Termination of Relationship with Company. All Stock Incentives which are unvested or still subject to forfeiture automatically expire upon termination of a Recipient's relationship with the Company voluntarily or involuntarily, and for any reason. The effect of termination on vested and non-forfeitable Stock Incentives is as follows:

            10.1  Termination For Cause

                  10.1.1 Effect Upon Stock Incentives. Subject to the terms of any Option Agreement, Stock Bonus Agreement, Restricted Stock Agreement or Stock Appreciation Rights Agreement which provides otherwise, if the Company terminates a Recipient's employment or other relationship with the Company for Cause as described in Section 10.1.2, then, as of the Company's first discovery of any of the grounds for termination for Cause: (a) any Option or Stock Appreciation Right held by that Recipient shall automatically terminate and the Recipient shall have no present or future right to exercise Options or Stock Appreciation Rights, whether vested or unvested; and (b) all Restricted Stock and Stock Bonus Shares, to the extent forfeitable upon the date of termination, shall be forfeited as of that date. If a Recipient is suspended pending an investigation of whether or not the Recipient shall be terminated for Cause, then all of the Recipient's rights under any Stock Incentive shall also be suspended during the period of investigation.

                  10.1.2 Definition of Cause. Except as may be specified in a Recipient's employment agreement with the Company, termination for "Cause" means the Recipient's (a) dismissal from employment as the result of the Recipient's intentional misconduct, gross negligence, insubordination or failure to comply with the Company's policies, (b) conviction or confession of a crime punishable by law (except minor violations), (c) performance of an illegal or non-consensual act involving moral turpitude while purporting to act in the Company's behalf, (d) engagement in activities directly in competition or antithetical to the best interests of the Company, or (e) the material breach or termination by the Recipient of any agreement between the Recipient and the Company.

            10.2  Termination Because of Total Disability

                  10.2.1 Effect Upon Stock Incentives. If a Recipient's relationship with the Company terminates because of a Total Disability, then the Recipient's (a) ISOs shall not terminate or cease to be treated as ISOs until the end of the 12 month period following such termination (unless the ISO terminates and expires before that date by its terms), and (b) NQSOs shall terminate pursuant to Section 10.4 unless otherwise approved by the Administrator.

                  10.2.2 Definition of Total Disability. "Total Disability" means a mental or physical impairment, which (a) is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and (b) causes a person to be unable to perform the person's duties for the Company and to be engaged in any substantial gainful activity, after reasonable accommodation, in the opinion of the Company and two independent physicians. Total Disability shall be deemed to exist on the first day after the Company and the two independent physicians have furnished their opinion to the Administrator.

            10.3 Termination Because of Death. If a Recipient dies (a) during its relationship with the Company or (b) within the 90-day period (or 12 month period in the case of Total Disability) following cessation of such relationship, then any vested ISOs may be exercised within 12 months after death by the personal representative or the person to whom the Recipient's rights pass by will or by the laws of descent and distribution. Any vested Stock Appreciation Rights or NQSOs may be exercised within 90 days after death by the personal representative or the person to whom the Recipient's rights pass by will or by the laws of descent and distribution. Any Restricted Stock or Stock Bonus Shares, which are subject to forfeiture on the date of death, shall be forfeited as of the date of death, unless otherwise provided in a Restricted Stock Agreement or Stock Bonus Agreement.

            10.4 Other Terminations. Except as provided in Section 12, if a Recipient's relationship with the Company terminates due to any reason other than for Cause, death or Total Disability, the following shall apply:

                  10.4.1 Effect Upon ISOs. The Recipient must exercise all of its vested but unexercised ISOs by the earlier of (a) the end of the 90-day period following termination of a Recipient's employment with the Company, or (b) the termination date stated in Stock Option Agreement. All unexercised vested ISOs will expire upon the expiration of that period. However, the Administrator may extend the exercise period, in its the sole discretion. In that case, any vested ISO will automatically convert into a NQSO upon expiration of the 90-day period if it is not exercised prior to that time. If the status of a Recipient holding ISOs changes from employee to non-employee (such as a consultant), such change shall constitute a termination of the Recipient's employment with the Company.

                  10.4.2 Effect Upon Other Stock Incentives. The Recipient must exercise vested but unexercised NQSOs or Stock Appreciation Rights by the earlier of (a) the end of the 90-day period following termination of a Recipient's relationship with the Company, or (b) the termination date stated in Stock Option Agreement or Stock Appreciation Rights Agreement, as the case may be. All unexercised vested NQSOs or Stock Appreciation Rights will expire upon the expiration of that period, unless
            (a) otherwise provided in the Stock Option Agreement or the Stock Appreciation Rights Agreement, or (b) extended by the Administrator.

           10.5 Military Leave, Sick Leave and Bona Fide Leave of Absence. To the extent determined by the Administrator, a Recipient's relationship with the Company may be deemed to continue while the Recipient is on military leave, sick leave or other bona fide leave of absence. However, with respect to ISOs, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the individual's reemployment rights are guaranteed by statute or by contract.

      SECTION 11. Stock Incentives Not Transferable. Stock Incentives are personal to the Recipient during the Recipient's lifetime and may not be transferred, assigned, pledged, attached or otherwise disposed of in any manner ("Non-Transferable"), except as provided under this Section 11, by will, or by the laws of descent and distribution.

      * ISOs and Stock Appreciation Rights are Non-Transferable without exception.

      * NQSOs are Non-Transferable, except that the Recipient may transfer the Non-Statutory Stock Option into a revocable trust created by the Recipient for the benefit of the Recipient's descendants, to an immediate family member, or to a partnership in which only immediate family members or such trusts are partners.

      * Shares of stock issued under Options, Stock Appreciation Rights, Stock Bonuses, and Restricted Stock are Non-Transferable except as provided in their respective agreements and as permitted by applicable federal and state securities law.

      Any attempt to transfer, assign, pledge, attach or otherwise dispose of any Stock Incentive, which is contrary to the Code or this Section 11, shall be null and void, except as permitted under any agreement entered into in connection with the grant of the Stock Incentive.

      SECTION 12.  Changes in Company's Capital Structure.

            12.1 Adjustments Upon Changes in Capitalization. In the event of any merger, consolidation, reorganization, stock split, stock dividend or other event causing a capital adjustment effecting the Common Stock of the Company ("Capitalization Change"), the Administrator shall make adjustments upon any Capitalization Change so that the Recipient's proportionate interest in the Stock Incentive is the same before and after the Capitalization Change. The Administrator shall make adjustments, as necessary, in: (a) the aggregate number or kind of shares for which Stock Incentives may be granted under this Plan; (b) the number or kind of shares covered by any outstanding Stock Incentives under this Plan; and (c) and in all other provisions of the Plan or Stock Incentive that include a reference to number or kind of shares. Any fractional shares resulting from such adjustment shall be disregarded. The Administrator's determination as to what adjustments shall be made and the extent of such adjustments shall be final, binding, and conclusive. This Section 12.1 does not provide anti-dilution to any shareholder with respect to subsequent sales of stock by the Corporation.

            12.2  Effect of Liquidation or Reorganization.

                  12.2.1  Acceleration of Stock Incentives.  Subject to
            Section 12.2.3 and subject to any provision of an individual's Option Agreement, Stock Incentives are subject to special provisions upon the occurrence of a Liquidation Event with respect to the Company. If within twelve months of a Liquidation Event there occurs a Triggering Event with respect to the employment of the Participant, (a) any unvested Options or Stock Appreciation Rights shall become fully vested and exercisable, and (b) any shares of Restricted Stock or shares of a Stock Bonus that are still subject to forfeit shall become non-forfeitable.

                        (a)   "Liquidation Event" means a sale of
                  substantially all of the Company's property or more than 80% of the Company's outstanding stock to another corporation, or a merger, consolidation, acquisition of property or stock, separation, reorganization, liquidation, or similar event.

                        (b) "Triggering Event" means a termination of employment by the Company other than for cause, a termination of employment by the participant following a reduction in position, pay or other constructive termination event, or a failure by the successor company to assume or continue plan awards.

                  12.2.2 Termination of Stock Incentives. Notwithstanding the provisions of Section 12.2.1, unless provision is made in accordance with Section 12.2.3., any unexercised Options or Stock Appreciation Rights shall terminate and cease to be effective on the applicable expiration date of the Stock Incentive.

                  12.2.3 Conversion on Stock for Stock Exchange. If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock as a result of any Liquidation Event, then the Company and the corporation issuing the Exchange Stock may provide that any unexercised Options or Stock Appreciation Rights under this Plan will be converted into shares of Exchange Stock. The amount and price of Exchange Stock shall be determined by adjusting the amount and price of the unexercised Options or Stock Appreciation Right in the same proportion as used for determining the number of shares of Exchange Stock that the shareholders of Common Stock receive in the Liquidation Event. In such case, all of the terms and conditions relating to Common Stock in this Plan shall apply to Exchange Stock, unless otherwise determined by the Administrator.

      SECTION 13. Securities Regulation and Other Required Approvals. The Company shall not issue shares subject to a Stock Incentive unless the exercise, issuance and delivery of such shares comply with all relevant provisions of law, including any applicable state securities laws, the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), any relevant securities rules and regulations, and the requirements of any stock exchange upon which the shares may then be listed. The issuance of shares shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares under this Plan.

            13.1 Effect of Lack of Authority. The Company will use its best efforts to obtain from the appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. The Company's inability to obtain the authority Company's counsel deems to be necessary for the lawful issuance of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance of such shares.

            13.2 Section 16(b) Compliance; Bifurcation of Plan. In the event the Company registers any of its equity securities pursuant to
      Section 12(b) or 12(g) of the Exchange Act, this Plan and the Stock Incentives granted under this Plan shall comply in all respects with Rule 16b-3 under the Exchange Act. If any Plan provision is later found not to be in compliance with such Rule, such provision shall be deemed null and void. Furthermore, in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Administrator, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Recipients who are officers and directors subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning other Recipients. This provision shall not obligate the Company to undertake registration of any of the Stock Incentives.

            13.3 Representations and Warranties. As a condition to granting any Stock Incentive, the Company may require the Recipient to make any representation or warranty to the Company as may be required, in the judgment of the Company, under any applicable law or regulation, including executing and delivering to the Company an agreement as may from time to time be necessary to comply with the federal and state securities laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration.

            13.4 Legends on Stock Incentive Agreements and Stock Certificates. Unless an appropriate registration statement is filed pursuant to the Securities Act, with respect to the shares of Common Stock issued under this Plan, each certificate representing such Common Stock shall be endorsed with the following legend or its equivalent:

      The securities represented by this certificate are issued and the shares represented hereby have not been registered under the Securities Act of 1933, as amended, or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such act and applicable state securities laws covering any such transaction, or (b) the company receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for the company) stating that such transaction is exempt from registration or the company otherwise satisfies itself that such transaction is exempt from registration.

      In addition to this legend, each agreement setting forth the terms of a Stock Incentive and each certificate representing shares of Common Stock acquired upon the exercise of a Stock Incentive shall be endorsed with all legends, if any, which are required by applicable state securities laws and the Administrator.

      SECTION 14. Withholding Tax Requirement. The Company shall have the right to retain and withhold from any payment of cash or shares of Common Stock, the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. The Company may require an individual receiving cash or shares of Common Stock to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu of such withholding or reimbursement, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the individual in an amount equal to such taxes or to retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld as reimbursement for any such taxes and cancel (in whole or in part) any such shares so withheld.

      SECTION 15 Status of Shareholder. No Recipient nor any party to which such Recipient's rights and privileges under any Stock Incentive may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares related to the Stock Incentive, unless, until, and to the extent the Recipient: (a) exercises an Option or exercises a Stock Appreciation Right for shares, (b) receives shares subject of a Stock Bonus, or (c) purchases the Restricted Stock, as the case may be.

      SECTION 16. Rights and Relationships. This Plan is purely voluntary on the part of the Company. The adoption or continuance of this Plan shall not be deemed to constitute a contract between the Company and Eligible Recipient or any other person. Nothing in this Plan, or in any Stock Incentive granted pursuant to this Plan, shall give any Recipient any right to continue performing services for the Company, or to interfere in any way with the right of the Company or the Recipient to terminate the Recipient's service relationship with the Company at any time.

      SECTION 17  Amendment and Termination.

            17.1 Board Action. The Board may at any time suspend, amend or terminate this Plan, provided that the approval of the Company's shareholders is necessary within 12 months before or after the adoption by the Board of any amendment which will: (a) increase the number of shares reserved for the issuance of Stock Incentives under this Plan; or (b) permit the granting of Stock Incentives to a class of persons other than those presently permitted to receive Stock Incentives under this Plan. However, this Plan may not, without the approval of the shareholders, be amended in any manner that would cause ISOs issued under this Plan to fail to qualify as ISOs as defined in Section 422(b) of the Code.

            17.2 Automatic Termination. Unless sooner terminated by the Board, this Plan shall terminate:

            (a) ten years from the earlier of: (1) the date on which this Plan is adopted by the Board or (2) the date on which this Plan is approved by the shareholders of the Company; or

            (b) Upon consummation of a Liquidation Event, unless expressly assumed by any successor entity.

            17.3 Effect. No Stock Incentive may be granted after such termination or during any suspension of this Plan. In addition, no amendment, suspension or termination of this Plan shall adversely effect Stock Incentives granted on or prior to the date thereof, without the consent of the Recipients.

      SECTION 18. Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Washington.

      SECTION 19. Effectiveness of This Plan. This Plan shall become effective on the Effective Date upon adoption by the Board. For any option to qualify as an ISO, this Plan must be approved by the Company's shareholders any time within 12 months before or after the adoption of this Plan.

      Adopted by the Board on December 12, 2000, and approved by the shareholders on March 21, 2001.